EXHIBIT 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

OF AMERIPATH, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AmeriPath, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Donald E. Steen, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald E. Steen
Donald E. Steen
Chief Executive Officer
AmeriPath, Inc.
March 17, 2005